As  filed  with the Securities and Exchange Commission on January 9, 1997
 Registration No. 33-74116

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                    POST-EFFECTIVE AMENDMENT NO. 1

                                 to

                              FORM S-3

                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                       _____________________
                     LOGIC DEVICES INCORPORATED
       (Exact name of Registrant as specified in its charter)

         CALIFORNIA                                         94-2893789
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                          1320 Orleans Drive
                     Sunnyvale, California  94089
                           (408) 542-5400
      (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                        ______________________
                          William J. Volz
                              President
                     Logic Devices Incorporated
                         1320 Orleans Drive
                     Sunnyvale, California  94089
                           (408) 542-5400
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      _______________________
                              COPIES TO:
                         David R. Selmer, Esq.
              Barack, Ferrazzano, Kirschbaum & Perlman
                        333 West Wacker Drive
                             Suite 2700
                       Chicago, Illinois  60606
                            (312) 984-3155

      Approximate date of commencement of proposed sale to the public: The Registrant is hereby amending this Registration Statement to deregister 87,878 shares of Common Stock, no par value per share (consisting of 75,045 shares of Common Stock issued upon exercise of certain warrants to purchase Common Stock and 12,833 shares of Common Stock issued upon conversion of shares of Preferred Stock) previously registered under this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
 <square>

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 <square> _____________________.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
 registration    statement    for    the   same   offering.     <square>
 ______________________.

      This Post-Effective Amendment No. 1 is being filed by the registrant solely to remove from registration a total of 87,878 shares of Common Stock, no par value per share (consisting of 75,045 shares of Common Stock issued upon exercise of certain warrants to purchase Common Stock and 12,833 shares of Common Stock issued upon conversion of shares of Preferred Stock) which were previously registered but which have not been offered or sold.

                                     SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on the 9th day of January, 1997.

                                    LOGIC DEVICES INCORPORATED


                                    By:/S/ WILLIAM J. VOLZ
                                          William J. Volz
                                          President


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date stated.



  SIGNATURE                NAME AND TITLE                     DATE

 /S/WILLIAM J. VOLZ        William J. Volz, President         January 9, 1997
                           (Principal Executive Officer)
                           and Director

 /S/TODD J. ASHFORD        Todd J. Ashford, Chief Financial   January 9, 1997
                           Officer (Principal Financial and
                           Accounting Officer)

 By: /S/WILLIAM J. VOLZ    (Howard L. Farkas, Chairman        January 9, 1997
     William J. Volz,      (Burton W. Kanter, Director        January 9, 1997
     Attorney-in-fact      (Albert Morrison, Jr., Director    January 9, 1997